EX-99.B10
Consent of Counsel


                   JORDEN BURT BERENSON & JOHNSON LLP
                            SUITE 400 EAST
                   1025 THOMAS JEFFERSON STREET, N.W.
                        WASHINGTON, DC   20007



                           January 23, 1997



Astra Institutional Trust
750 B Street, Suite 2350
San Diego, California  92101

Ladies and Gentlemen:

We hereby consent to the reference to our name under the caption "Legal Counsel" in the Statement of Additional Information contained in Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A filed by Astra Institutional Trust with respect to Astra All-Americas Government Income Trust with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940.

Very truly yours,


/s/ JORDEN BURT BERENSON & JOHNSON LLP
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 Jorden Burt Berenson & Johnson LLP